AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

by and among

GOLDENWAY, INC.

and

GOLDENWAY FINANCIAL HOLDINGS LIMITED

Dated as of August 28, 2012

i

Section 8.4	Headings	6
Section 8.5	Counterparts	6
Section 8.6	Governing Law	7
Section 8.7	No Third Party Beneficiaries	7

ii

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION, dated as of August 28, 2012 (this “Agreement”), by and among, GOLDENWAY, INC., a corporation incorporated under the laws of the State of Nevada (the “Company”) and GOLDENWAY FINANCIAL HOLDINGS LIMITED, a company incorporated under the laws of the Hong Kong, Special Administrative Region of the People’s Republic of China (“Hong Kong”) and a wholly-owned subsidiary of the Company (“Goldenway Financial”).

WITNESSETH:

     WHEREAS, the board of directors of each of the Company and Goldenway Financial have unanimously determined that it is advisable and in the best interests of their respective shareholders to reorganize so that Goldenway Financial will become the parent of Goldenway, Inc. as a result of the merger of Goldenway Financial with and into the Company (the “Merger”); and

     WHEREAS, the respective board of directors of each of the Company and Goldenway Financial have unanimously approved the Merger, this Agreement and, to the extent applicable, the other transactions described herein, pursuant to which Goldenway Financial will be the surviving corporation of the Merger, upon the terms and subject to the conditions set forth in this Agreement, whereby each issued share of the common stock, par value US$0.001 per share, of the Company (“NV Common Stock”) shall be converted into the right to receive one ordinary share, par value US$0.001 per share, of Goldenway Financial (“HK Ordinary Shares”); and

     WHEREAS, the Merger requires, among other things, the adoption of this Agreement by the affirmative vote of the holders of a majority of the issued and outstanding shares of the NV Common Stock; and the holders of a 71% majority of the issued and outstanding shares of the NV Common Stock (the “Majority Stockholders”) have acted by written consent to approve the execution of this Agreement and the consummation of the transactions contemplated hereby in accordance with the Nevada Revised Statutes, including the Merger, on the terms and conditions set forth herein; and

     WHEREAS, the Company, as sole shareholder of Goldenway Financial, has adopted resolutions approving the execution of this Agreement and the consummation of the transactions contemplated thereby, in accordance with Hong Kong law, on the terms and conditions set forth herein; and

     WHEREAS, the parties intend that the Merger qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and that this Agreement shall be, and is hereby, adopted as a “plan of reorganization” for purposes of Section 368(a) of the Code or, alternatively, that the Merger be treated for United States federal income tax purposes as a contribution of shares of the Company to Goldenway Financial by stockholders of the Company qualifying as a tax-free exchange within the meaning of Section 351 of the Code.

     NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, each of the parties hereto (together, the “Parties”) hereby agrees as follows:

ARTICLE I
THE MERGER

     Section 1.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement and in accordance with the Nevada Revised Statutes (the “NRS”) at the Effective Time (as defined in Section 1.2), the Company shall be merged with an into Goldenway Financial in accordance with this Agreement, and the separate existence of Merger Sub the Company shall thereupon cease. Pursuant to and simultaneously upon the consummation of the Merger at the Effective Time, in accordance with the NRS, (a) Goldenway Financial shall continue as the surviving corporation in the Merger (sometimes hereinafter referred to as the “Surviving Corporation”), (b) the corporate identity, existence, powers, rights and immunities of the Company as the Surviving Corporation shall continue unimpaired by the Merger, and (c) Goldenway Financial shall succeed to and shall possess all the assets, properties, rights, privileges, powers, franchises, immunities and purposes, and be subject to all the debts, liabilities, obligations, restrictions and duties of the Company, all without further act or deed.

     Section 1.2 Articles of Merger; Effective Time. As soon as practicable following the satisfaction or, to the extent permitted by applicable law, waiver of the conditions set forth in Article V, if this Agreement shall not have been terminated prior thereto as provided in Section 7.1, Goldenway Financial and the Company shall cause the articles of merger (the “Articles of Merger”) with respect to the Merger to be filed with the Secretary of State of the State of Nevada (the “Nevada Secretary of State”), in such form as is required by, and executed in accordance with, the relevant provisions of the NRS. The Merger shall become effective upon the filing of the Articles of Merger or on such later date and time as Goldenway Financial and the Company shall have designated in the Articles of Merger as the effective time of the Merger (the “Effective Time”).

ARTICLE II
SURVIVING CORPORATION;
EFFECT OF MERGER ON CHARTER DOCUMENTS
AND DIRECTORS AND OFFICERS

     Section 2.1 Name of Surviving Corporation. The name of the Surviving Corporation shall be “Goldenway Financial Holdings Limited”

     Section 2.2 Constituent Documents of Surviving Corporation. From and after the Effective Time, the terms and provisions of the articles of incorporation and bylaws of the Company in effect immediately prior to the Effective Time (except with respect to the name of the Company) shall be combined into the Memorandum and Articles of Association of the Surviving Corporation, except to the extent that any provision thereof is prohibited by applicable Hong Kong law or to the extent that any additional provisions are mandated by such law.

     Section 2.3 Directors and Officers of Surviving Corporation. Immediately prior to the Effective Time, the Company, in its capacity as the sole shareholder of Goldenway Financial, agrees to take or cause to be taken all such actions as are necessary to cause those persons serving as the directors and officers of the Company immediately prior to the Effective Time to be elected or appointed as the directors and officers of Goldenway Financial (to the extent the officers and directors of Goldenway Financial and the Company are not already identical), each such person to have the same office(s) with Goldenway Financial (and the same committee memberships in the case of directors) as he or she held with the Company, with the directors to serve until the earlier of the next meeting of the Goldenway Financial shareholders at which an election of directors is required or until their successors are elected or appointed (or their earlier death, disability or retirement).

ARTICLE III
EFFECTS OF MERGER ON CAPITAL STOCK OF
CONSTITUENT CORPORATIONS; EXCHANGE OF SHARES

     Section 3.1 Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of either the Company or Goldenway Financial: (a) each share of common stock of the Company issued and outstanding immediately prior to the Effective Time (each an “NV Common Stock”) shall be converted into the right to receive one validly issued, fully paid and non-assessable ordinary share of Goldenway Financial (the “HK Ordinary Shares”), and Goldenway Financial shall issue to each holder of such right that number of HK Ordinary Shares to which each such holder is entitled; and (b) Goldenway Financial will repurchase the one HK Ordinary Share that was held by the Company prior to the Merger at a purchase price of US$0.001.

     Section 3.2 Exchange of Goldenway Financial Shares.

     (a) At the Effective Time, each outstanding share of NV Common Stock held in uncertificated, book entry form will be exchanged for one HK Ordinary Share pursuant to Section 3.1 above without further act or deed by the holder thereof, and record of such ownership shall be kept in uncertificated, book entry form by Goldenway Financial’s transfer agent, Interwest Transfer Company, Inc.

     (b) At the Effective Time, each outstanding share of NV Common Stock held in certificated form will be converted into the right to receive one HK Ordinary Share pursuant to Section 3.1 above without further act or deed by the holder thereof, and the holder thereof will cease to be, and will have no rights as, a stockholder of the Company. Following the consummation of the Merger, the Company’s exchange agent will send a letter of transmittal to the stockholders of the Company, explaining the procedure for surrendering such holders’ NV Common Stock certificates in exchange for share certificates representing HK Ordinary Shares.

     (c) At the Effective Time, all holders of NV Common Stock will cease to be, and will have no rights as, stockholders of the Company, other than the right to receive: (i) any dividend or other distribution with a record date prior to the Effective Time that may have been declared or made by the Company on such shares of NV Common Stock in accordance with the terms of this Agreement or prior to the date of this Agreement and that remain unpaid at the Effective Time and (ii) the HK Ordinary Shares pursuant to Section 3.1. Upon and after the Effective Time, shareholders registered in the register of members of Goldenway Financial, including the former stockholders of the Company, will have and be entitled to exercise any voting and other rights with respect to and to receive any dividend and other distributions upon HK Ordinary Shares registered in their respective names.

ARTICLE IV
ASSUMPTION OF CONTRACTS

     Section 4.1 Assumption. At the Effective Time, the obligations of the Company under or with respect to contracts or agreements listed on Annex A (collectively, the “Assumed Contracts”) shall become the lawful obligations of Goldenway Financial and shall be performed in the same manner and without interruption until the same are amended or otherwise lawfully altered or terminated. Effective at the Effective Time, Goldenway Financial hereby expressly adopts and assumes all obligations of the Company under the Assumed Contracts.

     Section 4.2 Other Actions. Such amendments or other actions that are deemed necessary or appropriate by the Company and Goldenway Financial to effect the Merger, including to facilitate the assumption by Goldenway Financial of the Assumed Contracts, and any other amendments or actions that the Company and Goldenway Financial shall deem advisable, shall be adopted and entered into with respect to the Assumed Contracts and any other change in control arrangements between the Company and its executive officers and key employees.

ARTICLE V
CONDITIONS PRECEDENT

     Section 5.1 Conditions to Each Party’s Obligation to Effect the Merger. The respective obligations of each party to effect the Merger are subject to the satisfaction or waiver at or prior to the Effective Time of each of the following conditions:

     (a) Governmental Approval. The Parties shall have timely obtained from all applicable Governmental Authority all approvals, waivers and consents, if any, necessary for consummation of or in connection with this Agreement and the Transactions contemplated hereby, including such approvals, waivers and consents as may be required under the NRS and Hong Kong Law.

     (b) No Prohibition. None of the parties hereto shall be subject to any decree, order or injunction of any court of competent jurisdiction, whether in the United States, Hong Kong or any other country, that prohibits the consummation of the Merger.

     (c) Effective Registration Statement. Goldenway Financial shall have filed a registration statement on Form F-4 with the Securities and Exchange Commission in connection with the offer and issuance of the HK Ordinary Shares to be issued pursuant to the Merger, which registration statement shall have become effective under the Securities Act of 1933, as amended, and no stop order with respect thereto shall be in effect.

     (d) OTC Quotation. The HK Ordinary Shares to be issued to the stockholders of the Company pursuant to the Merger shall continue quotation on the over-the-counter electronic bulletin board maintained by the OTC Markets LLC, or such other bulletin board or trading market on which the HK Ordinary Shares may be trading at such time.

     (e) Consents and Authorizations. Other than the filing of the Articles of Merger provided for in Section 1.2, all material consents and authorizations of, filings or registrations with, and notices to, any governmental or regulatory authority required of the Company, Goldenway Financial or any of their respective subsidiaries to consummate the Merger and the other transactions contemplated hereby, including, without limitation, any filings required under (a) applicable United States state securities and “Blue Sky” laws and (b) applicable Hong Kong securities laws, shall have been obtained or made.

ARTICLE VI
COVENANTS

     Section 6.1 Rule 16b-3 Approval. The Company and Goldenway Financial shall take all such steps as may reasonably be required to cause the transactions contemplated by Section 3.1 and any other dispositions of the Company’s equity securities (including derivative securities) or acquisitions of Goldenway Financial’s equity securities (including derivative securities) in connection with this Agreement by each individual who (a) is a director or officer of the Company or (b) at the Effective Time, is or will become a director or officer of Goldenway Financial, to be exempt under Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended.

     Section 6.2 Further Assurances. Each party hereto shall use its reasonable best efforts, to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary and reasonably appropriate to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions provided for herein.

ARTICLE VII
TERMINATION, AMENDMENT AND WAIVER

     Section 7.1 Termination. This Agreement may be terminated and the Merger may be abandoned by action of the Company’s board of directors, at any time prior to the Effective Time, regardless of prior approval by the Majority Stockholders of the Merger.

     Section 7.2 Effect of Termination and Abandonment. In the event of termination of this Agreement and the abandonment of the Merger pursuant to this Article VII, this Agreement shall become void and of no effect with no liability to any person on the part of any party hereto (or of any of its representatives or affiliates).

     Section 7.3 Amendment. This Agreement may be amended by the parties hereto at any time prior to the Effective Time, regardless of prior approval of the Majority Stockholders, by action taken by the Company’s board of directors; provided, however, that, no amendment may be made which by law requires the further approval of the stockholders of the Company without such further approval. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

     Section 7.4 Waiver. At any time prior to the Effective Time, any party hereto by its board of directors, may (to the extent legally permitted and except as otherwise set forth herein) (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties of the other parties contained herein or in any document delivered pursuant hereto, and (iii) subject to the requirements of applicable law, waive compliance by the other parties with any of the agreements or conditions contained herein. Any such extension or waiver shall only be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby. The failure of any party to assert any rights or remedies shall not constitute a waiver of such rights or remedies.

ARTICLE VIII
GENERAL PROVISIONS

     Section 8.1 Assignment; Binding Effect. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

     Section 8.2 Entire Agreement. This Agreement (including the attachments hereto), constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. This Agreement shall not be assigned by operation of law or otherwise without the prior written consent of each of the other parties.

     Section 8.3 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

     Section 8.4 Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

     Section 8.5 Counterparts. This Agreement may be executed and delivered (including by facsimile, “.pdf,” or other electronic transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

     Section 8.6 Governing Law. This Agreement and all disputes or controversies arising out of or relating to this Agreement or the transactions contemplated hereby shall be governed by, and construed in accordance with, the internal laws of the State of Nevada, without regard to the laws of any other jurisdiction that might be applied because of the conflicts of laws principles of the State of Nevada.

     Section 8.7 No Third Party Beneficiaries. Notwithstanding anything contained in this Agreement to the contrary, except for the provisions of Article IV, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement. The provisions of Article IV may be enforced only by the specifically intended beneficiaries thereof.

[Remainder of Page Left Blank Intentionally]

     IN WITNESS WHEREOF, Goldenway Financial and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

GOLDENWAY, INC.

By:	/s/ Ricky Wai Lam Lai
Name:	Ricky Wai Lam Lai
Title:	Chief Executive Officer

GOLDENWAY FINANCIAL HOLDINGS LIMITED

By:	/s/ Ricky Wai Lam Lai
Name:	Ricky Wai Lam Lai
Title:	Director

By:	/s/ Yue Yuen Chan
Name:	Yue Yuen Chan
Title:	Director

EXHIBIT A

Assumed Contracts

All contracts of Goldenway, Inc. that are unexpired as of the Effective Time.